NeoPhotonics Reports Second Quarter 2018 Financial Results

•	Revenue of $81.1 million for the quarter

•	High Speed Products increased to 86% of total revenue for the quarter

SAN JOSE, Calif. - August 6, 2018 - NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and data center applications, today announced financial results for its second quarter ended June 30, 2018.

“In the second quarter, NeoPhotonics delivered strong results with revenue of $81 million, coming in above the high end of our outlook range and representing 18% sequential growth and 11% growth over the same period last year. Sequential growth outside of China was 30% and the result of very strong Data Center Interconnect and Metro deployments by our key customers in the Americas and EMEA,” said Tim Jenks, NeoPhotonics Chairman and CEO. “We met our key financial metrics for the quarter and with our new product traction and increasing momentum in our core markets, we are optimistic for continued improvement.”

Second Quarter Summary

•	Revenue was $81.1 million, up 18% quarter-over-quarter and 11% year-over-year

•	Gross margin was 19.1%, compared to 13.4% in the prior quarter

•	Non-GAAP Gross margin was 20.1%, compared to 14.7% in the prior quarter

•	Net loss was $10.5 million, compared to a net loss of $18.2 million in the prior quarter

•	Non-GAAP net loss was $6.3 million, compared to a net loss of $14.6 million in the prior quarter

•	Diluted net loss per share was $0.24, in comparison to a net loss of $0.41 per share in the prior quarter

•	Non-GAAP diluted net loss per share was $0.14, compared to a net loss of $0.33 in the prior quarter

•	Adjusted EBITDA was $3.0 million, compared to negative $5.5 million in the prior quarter

Non-GAAP results in the second quarter of 2018 exclude $3.1 million of stock-based compensation expense, $0.3 million of amortization of acquisition-related intangibles and $0.7 million of restructuring charges. A reconciliation of the Non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.

As of June 30, 2018, cash and cash equivalents, short-term investments and restricted cash, together totaled $67.6 million, compared to $86.9 million at March 31, 2018, reflecting debt repayments of $18.6 million in the second quarter. Restricted cash as of June 30, 2018 was $6.8 million, compared to $2.7 million as of March 31, 2018.

Outlook for the Quarter Ending September 30, 2018

	GAAP	Non-GAAP
Revenue	$79 to $84 million
Gross Margin	19% to 23%	20% to 24%
Operating Expenses	$25 to $26 million	$22 to $23 million
Earnings per share	$0.27 to $0.17 net loss	$0.17 to $0.07 net loss

The Non-GAAP outlook for the third quarter of 2018 excludes the expected impact of stock-based compensation expense of approximately $3.9 million, of which $0.6 million is estimated for cost of goods sold, and the impact of expected amortization of intangibles of approximately $0.3 million.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s non-GAAP and adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the Non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call

The Company will host a conference call today, Monday, August 6, 2018 at 4:30 P.M. Eastern Time (1:30 P.M. Pacific Time). The call will be available, live, to interested parties by dialing 800-263-0877. For international callers, please dial +1-323-794-2094. The Conference ID number is 1980911. A live webcast will be available in the Investor Relations section of NeoPhotonics’ website at: http://ir.neophotonics.com/phoenix.zhtml?c=236218&p=irol-calendar.

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of optoelectronic solutions for the highest speed communications networks in telecom and datacenter applications. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high-speed products, and the Company’s market position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues; market growth in China and other key countries; possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; potential governmental trade actions; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; ability of the Company to meet customer demand; volatility in utilization of manufacturing operations and manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; potential pricing pressure that may arise from changing supply or demand conditions in the industry; the impact of any previous or future acquisitions or divestitures of assets and related product lines; challenges involving integration of acquired businesses and utilization of acquired technology; the discontinuance or end of life of certain other products; market adoption, revenue growth and margins of acquired products; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow; changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2017. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com
©2018 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Jun. 30, 2018	Dec. 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$48,383	$78,906
Short-term investments	12,401	12,311
Restricted cash	6,839	2,658
Accounts receivable, net	77,316	67,229
Inventories, net	60,947	67,301
Prepaid expenses and other current assets	30,239	36,235
Total current assets	236,125	264,640
Property, plant and equipment, net	115,710	127,565
Purchased intangible assets, net	3,657	4,294
Goodwill	1,115	1,115
Other long-term assets	3,199	5,339
Total assets	$359,806	$402,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,085	$69,017
Notes payable and short-term borrowing	18,929	35,607
Current portion of long-term debt	2,868	6,005
Accrued and other current liabilities	44,288	43,242
Total current liabilities	130,170	153,871
Long-term debt, net of current portion	46,152	40,556
Other noncurrent liabilities	14,026	14,075
Total liabilities	190,348	208,502

Stockholders’ equity:
Common stock	112	111
Additional paid-in capital	553,945	545,953
Accumulated other comprehensive income (loss)	(1,981)	398
Accumulated deficit	(382,618)	(352,011)
Total stockholders’ equity	169,458	194,451
Total liabilities and stockholders’ equity	$359,806	$402,953

NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Jun. 30, 2017	Jun. 30, 2018	Jun. 30, 2017
Revenue	$81,102	$68,586	$73,214	$149,688	$144,902
Cost of goods sold (1)	65,630	59,404	56,437	125,034	109,622
Gross profit	15,472	9,182	16,777	24,654	35,280
Gross margin	19.1%	13.4%	22.9%	16.5%	24.3%
Operating expenses:
Research and development (1)	13,243	13,888	14,206	27,131	29,750
Sales and marketing (1)	3,891	4,124	3,910	8,015	8,842
General and administrative (1)	7,267	7,650	7,729	14,917	19,155
Amortization of purchased intangible assets	120	119	118	239	236
Asset sale related costs	79	14	21	93	151
Restructuring charges	622	31	494	653	721
Gain on asset sale	—	—	—	—	(2,000)
Total operating expenses	25,222	25,826	26,478	51,048	56,855
Loss from operations	(9,750)	(16,644)	(9,701)	(26,394)	(21,575)
Interest income	122	93	31	215	104
Interest expense	(759)	(708)	(111)	(1,467)	(248)
Other income (expense), net	930	(349)	(11)	581	238
Total interest and other income (expense), net	293	(964)	(91)	(671)	94
Loss before income taxes	(9,457)	(17,608)	(9,792)	(27,065)	(21,481)
Income tax (provision) benefit	(1,080)	(638)	451	(1,718)	618
Net loss	$(10,537)	$(18,246)	$(9,341)	$(28,783)	$(20,863)
Basic net loss per share	$(0.24)	$(0.41)	$(0.22)	$(0.65)	$(0.49)
Diluted net loss per share	$(0.24)	$(0.41)	$(0.22)	$(0.65)	$(0.49)
Weighted average shares used to compute basic net loss per share	44,665	44,259	43,219	44,463	42,919
Weighted average shares used to compute diluted net loss per share	44,665	44,259	43,219	44,463	42,919

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$629	$650	$324	$1,279	$471
Research and development	829	773	511	1,602	1,173
Sales and marketing	642	938	313	1,580	777
General and administrative	1,039	986	738	2,025	1,337
Total stock-based compensation expense	$3,139	$3,347	$1,886	$6,486	$3,758

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Jun. 30, 2017	Jun. 30, 2018	Jun. 30, 2017
NON-GAAP GROSS PROFIT:
GAAP gross profit	$15,472	$9,182	$16,777	$24,654	$35,280
Stock-based compensation expense	629	650	324	1,279	471
Amortization of purchased intangible assets	184	203	203	387	465
Depreciation of acquisition-related fixed asset step-up	(73)	(69)	(68)	(142)	(134)
Restructuring charges	54	92	240	146	279
Non-GAAP gross profit	$16,266	$10,058	$17,476	$26,324	$36,361
Non-GAAP gross margin as a % of revenue	20.1%	14.7%	23.9%	17.6%	25.1%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$25,222	$25,826	$26,478	$51,048	$56,855
Stock-based compensation expense	(2,510)	(2,697)	(1,562)	(5,207)	(3,287)
Amortization of purchased intangible assets	(120)	(119)	(118)	(239)	(236)
Depreciation of acquisition-related fixed asset step-up	(68)	(67)	(72)	(135)	(145)
Asset sale related costs	(79)	(14)	(21)	(93)	(151)
Restructuring charges	(622)	(31)	(494)	(653)	(721)
Litigation	—	—	—	—	64
Gain on asset sale	—	—	—	—	2,000
Non-GAAP total operating expenses	$21,823	$22,898	$24,211	$44,721	$54,379
Non-GAAP total operating expenses as a % of revenue	26.9%	33.4%	33.1%	29.9%	37.5%

NON-GAAP OPERATING LOSS:
GAAP loss from operations	$(9,750)	$(16,644)	$(9,701)	$(26,394)	$(21,575)
Stock-based compensation expense	3,139	3,347	1,886	6,486	3,758
Amortization of purchased intangible assets	304	322	321	626	701
Depreciation of acquisition-related fixed asset step-up	(5)	(2)	4	(7)	11
Asset sale related costs	79	14	21	93	151
Restructuring charges	676	123	734	799	1,000
Litigation	—	—	—	—	(64)
Gain on asset sale	—	—	—	—	(2,000)
Non-GAAP loss from operations	$(5,557)	$(12,840)	$(6,735)	$(18,397)	$(18,018)
Non-GAAP operating margin as a % of revenue	(6.9)%	(18.7)%	(9.2)%	(12.3)%	(12.4)%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

	Three Months Ended			Six Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Jun. 30, 2017	Jun. 30, 2018	Jun. 30, 2017
NON-GAAP NET LOSS:
GAAP net loss	$(10,537)	$(18,246)	$(9,341)	$(28,783)	$(20,863)
Stock-based compensation expense	3,139	3,347	1,886	6,486	3,758
Amortization of purchased intangible assets	304	322	321	626	701
Depreciation of acquisition-related fixed asset step-up	(5)	(2)	4	(7)	11
Asset sale related costs	79	14	21	93	151
Restructuring charges	676	123	734	799	1,000
Litigation	—	—	—	—	(64)
Gain on asset sale	—	—	—	—	(2,000)
Income tax effect of Non-GAAP adjustments	42	(126)	(192)	(84)	(3)
Non-GAAP net loss	$(6,302)	$(14,568)	$(6,567)	$(20,870)	$(17,309)
Non-GAAP net loss as a % of revenue	(7.8)%	(21.2)%	(9.0)%	(13.9)%	(11.9)%

ADJUSTED EBITDA:
GAAP net loss	$(10,537)	$(18,246)	$(9,341)	$(28,783)	$(20,863)
Stock-based compensation expense	3,139	3,347	1,886	6,486	3,758
Amortization of purchased intangible assets	304	322	321	626	701
Depreciation of acquisition-related fixed asset step-up	(5)	(2)	4	(7)	11
Asset sale related costs	79	14	21	93	151
Restructuring charges	676	123	734	799	1,000
Litigation	—	—	—	—	(64)
Gain on asset sale	—	—	—	—	(2,000)
Interest expense, net	637	615	80	1,252	144
Provision (benefit) for income taxes	1,080	638	(451)	1,718	(618)
Depreciation expense	7,607	7,686	6,794	15,293	12,592
Adjusted EBITDA	$2,980	$(5,503)	$48	$(2,523)	$(5,188)
Adjusted EBITDA as a % of revenue	3.7%	(8.0)%	0.1%	(1.7)%	(3.6)%

BASIC AND DILUTED NET LOSS PER SHARE:
GAAP basic net loss per share	$(0.24)	$(0.41)	$(0.22)	$(0.65)	$(0.49)
GAAP diluted net loss per share	$(0.24)	$(0.41)	$(0.22)	$(0.65)	$(0.49)
Non-GAAP basic net loss per share	$(0.14)	$(0.33)	$(0.15)	$(0.47)	$(0.40)
Non-GAAP diluted net loss per share	$(0.14)	$(0.33)	$(0.15)	$(0.47)	$(0.40)

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET LOSS PER SHARE	44,665	44,259	43,219	44,463	42,919
SHARES USED TO COMPUTE GAAP DILUTED NET LOSS PER SHARE	44,665	44,259	43,219	44,463	42,919
SHARES USED TO COMPUTE NON-GAAP DILUTED NET LOSS PER SHARE	44,665	44,259	43,219	44,463	42,919